M & K CPAS, PLLC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 Hazlo! Technologies, Inc.

 We hereby consent to this inclusion in this Registration Statement on Form S-1 Amendment No. 2, of our report, dated November 4, 2010, of Hazlo! Technologies, Inc. relating to the financial statements as of September 30, 2010, and the reference to our firm under the caption “Experts” in the Registration Statement.

 /s/ M&K CPAS, PLLC

 Houston, Texas

February 4, 2011